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                    AMENDMENT DATED AS OF NOVEMBER 11, 2013
            TO THE PARTICIPATION AGREEMENT DATED AS OF MAY 14, 2004
                               AMONG DELAWARE VIP
                                     TRUST,
                         DELAWARE MANAGEMENT COMPANY,
                       DELAWARE DISTRIBUTORS, L.P. AND
                      METROPOLITAN LIFE INSURANCE COMPANY

     Notwithstanding anything to the contrary contained in the above-cited Participation Agreement ("Agreement") among Delaware VIP Trust (the "Trust"), Delaware Management Company (the "Adviser"), Delaware Distributors, L.P., (the "Distributor") and Metropolitan Life Insurance Company ("Company"), the Trust, the Adviser, the Distributor and the Company hereby agree that the Agreement is amended as follows:

     Section 1. Schedule A is completely deleted and the attached revised Schedule A is inserted in place of the original.

     Section 2. All terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

     Section 3. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Trust, the Adviser, the Distributor and the Company have caused this Amendment to be executed and the day and year first above written.

DELAWARE VIP TRUST                     DELAWARE MANAGEMENT COMPANY

By: /s/ Patrick P. Coyne               By: /s/ Patrick P. Coyne
    ----------------------------           ----------------------------
Name:  Patrick P. Coyne                Name:  Patrick P. Coyne
Title: President                       Title: President

DELAWARE DISTRIBUTORS, L.P.            METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ J. Scott Coleman               By: /s/ Alan C. Leland, Jr.
    ----------------------------           ----------------------------
Name:  J. Scott Coleman                Name:  Alan C. Leland, Jr.
Title: President                       Title: Vice President


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                            PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Metropolitan Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Delaware VIP Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT:
Metropolitan Life Separate Account E

CONTRACT(S):
Gold Track Select